EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
iCAD, Inc.
Nashua, New Hampshire
We hereby consent to the incorporation by reference in the Registration Statements of iCAD, Inc. on Form S-8 (No. 33-72534), (No. 333-99973), (No. 333-119509), (No. 333-139023), (No. 333-144671) and (No. 333-161959) and on Form S-3 (No. 333-147082) of our report dated March 23, 2010, relating to the consolidated financial statements of iCAD, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2009.
/s/ BDO Seidman, LLP
Boston, Massachusetts
March 23, 2010